Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
§ 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of FPIC Insurance Group, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John R. Byers, President and Chief Executive Officer and, I, Charles Divita, III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of § 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 4, 2011	FPIC Insurance Group, Inc.

	By:	/s/ John R. Byers
President and Chief Executive Officer

	By:	/s/ Charles Divita, III
Chief Financial Officer